Exhibit 1.1

60,000,000 Shares

MARAVAI LIFESCIENCES HOLDINGS, INC.

CLASS A COMMON STOCK (PAR VALUE $0.01 PER SHARE)

UNDERWRITING AGREEMENT

November 19, 2020

November 19, 2020

Morgan Stanley & Co. LLC

Jefferies LLC

Goldman Sachs & Co. LLC

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Jefferies LLC

520 Madison Avenue

New York, NY 10022

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

Ladies and Gentlemen:

Maravai LifeSciences Holdings, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom Morgan Stanley & Co. LLC, Jefferies LLC and Goldman Sachs & Co. LLC are acting as representatives (the “Representatives”), 60,000,000 shares of its Class A common stock, par value $0.01 per share (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than an additional 9,000,000 shares of its Class A common stock, par value $0.01 per share (the “Additional Shares”), if and to the extent that you, as Representatives, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of Class A common stock, par value $0.01 per share, of the Company (the “Class A Common Stock”) and Class B common stock, par value $0.01 per share, of the Company (the “Class B Common Stock”) to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to collectively as the “Common Stock.”

In anticipation of the offering contemplated by this Agreement, prior to the Closing Date (as defined herein), the Company will complete reorganization transactions as described in the section titled “Organizational Structure” in the Registration Statement (as defined below).

In connection with the consummation of the offering contemplated by this agreement, the Company will become the sole managing member of Maravai Topco Holdings, LLC, a Delaware limited liability company (together with the transactions described in “Organizational Structure” in the Registration Statement, the “Reorganization Transactions”).

Prior to the Closing Date (as defined herein):

(a) all consents, approvals, waivers and amendments necessary under the Company’s certificate of incorporation or by-laws in connection with any of the Transactions (as defined below) or the offering or sale of the Shares or for each of the Maravai Parties (as defined below) to enter into this Agreement or to perform their respective obligations hereunder shall have been obtained and shall be in full force and effect (collectively, the “Consents and Waivers”),

(b) Maravai Topco Holdings, LLC shall have amended and restated its existing limited liability company operating agreement to, among other things, appoint Maravai LifeSciences Holdings, Inc. as the sole managing member of Maravai Topco Holdings, LLC (as so amended and restated, the “Maravai Topco Holdings, LLC Amendment”),

(c) the Company shall have entered into a tax receivable agreement with certain holders of units of Maravai Topco Holdings, LLC (the “Tax Receivable Agreement”) and entered into an exchange agreement with the holders of units of Maravai Topco Holdings, LLC (the “Exchange Agreement”),

(d) the Company shall have entered into a registration rights agreement with certain holders of units of Maravai Topco Holdings, LLC (the “Registration Rights Agreement”), and

(e) the Company’s certificate of incorporation shall have been amended and restated and such amended and restated certificate of incorporation shall have been filed with the Secretary of State of the State of Delaware (collectively, the “Amendment and Restatement”), all on the terms contemplated by this Agreement, the Time of Sale Prospectus and the Prospectus (as those terms are described below). The Consents and Waivers, the Maravai Topco Holdings, LLC Amendment, the Tax Receivable Agreement, the Exchange Agreement, the Registration Rights Agreement and the Amendment and Restatement are hereinafter called, collectively and together with the Reorganization Transactions, the “Transactions.” The Company and Maravai Topco Holdings, LLC are herein referred to as the “Maravai Parties.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-249733), including a preliminary prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of

Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (a “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “preliminary prospectus” shall mean each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted information pursuant to Rule 430A under the Securities Act that was used after such effectiveness and prior to the execution and delivery of this Agreement, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the documents, pricing information and the free writing prospectuses, if any, set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

Morgan Stanley & Co. LLC (“Morgan Stanley”) has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in each of the Time of Sale Prospectus and the Prospectus under the heading “Underwriters” (the “Directed Share Program”). The Shares to be sold by Morgan Stanley and its affiliates pursuant to the Directed Share Program, at the direction of the Company, are referred to hereinafter as the “Directed Shares.” Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

2. Representations and Warranties. Each of the Maravai Parties, jointly and severally, represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the knowledge of each of the Maravai Parties, threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not, as of the Closing Date or the Option Closing Date, as applicable, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the

Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and as of 6:15 p.m., New York City time, on the date hereof (the “Applicable Time”) and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, will not contain, as of the Closing Date or the Option Closing Date, as applicable, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.

(d) Each of the Maravai Parties has been duly incorporated, is validly existing as a corporation and a limited liability company, as applicable, in good standing under the laws of the State of Delaware, has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Maravai Parties and their respective subsidiaries, taken as a whole.

(e) Each “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) of the Company (the “Significant Subsidiaries”) has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation (to the extent the concept of good standing or any functional equivalent is applicable in such jurisdiction), has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing or any functional equivalent is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or other equity interests of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims that would not be, singly or in the aggregate, material to the Company and its subsidiaries, taken as a whole.

(f) Each of the Consents and Waivers, the Maravai Topco Holdings, LLC Amendment, the Tax Receivable Agreement, the Exchange Agreement, the Registration Rights Agreement, the Amendment and Restatement and this Agreement has been duly authorized, executed and delivered by each of the Maravai Parties, as applicable.

(g) The authorized capital stock of the Company and the authorized membership interests of Maravai Topco Holdings, LLC conform as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(h) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable. The membership interests of Maravai Topco Holdings, LLC outstanding prior to the consummation of this offering have been duly authorized and are validly issued, fully paid and non-assessable.

(i) The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights.

(j) The execution and delivery by the Maravai Parties of this Agreement, the performance by the Maravai Parties of their obligations under this Agreement and the consummation of the transactions contemplated herein, including the Transactions, will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or the certificate of formation or limited liability company agreement of Maravai Topco Holdings, LLC or any agreement or other instrument binding upon the Maravai Parties or any of their respective subsidiaries that is material to the Maravai Parties and their respective subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Maravai Parties or any of their respective subsidiaries, except for any such judgment, order or decree that would not, singly or in the aggregate, have a material adverse effect on the Maravai Parties and their respective subsidiaries or on the power or ability of the Maravai Parties to perform their obligations under this Agreement or to consumate the transactions contemplated by each of this Agreement, the Time of Sale Information and the Prospectus relating to the Transactions, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Maravai Parties of their obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the offer and sale of the Shares.

(k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Maravai Parties and their respective subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(l) There are no legal or governmental proceedings pending or, to the knowledge of the Maravai Parties, threatened to which the Maravai Parties or any of their respective subsidiaries is a party or to which any of the properties of the Maravai Parties or any of their respective subsidiaries is subject (i) other than proceedings accurately described in all material respects in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Maravai Parties and their respective subsidiaries, taken as a whole, or on the power or ability of the Maravai Parties to perform their obligations under this Agreement or to consummate the transactions contemplated by each of this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus, including the Transactions, or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the

Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(m) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n) Neither of the Maravai Parties are, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o) The Maravai Parties and each of their respective subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Maravai Parties and their respective subsidiaries, taken as a whole.

(p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Maravai Parties and their subsidiaries, taken as a whole.

(q) There are no contracts, agreements or understandings between either of the Maravai Parties and any person granting such person the right to require the Maravai Parties to file a registration statement under the Securities Act with respect to any securities of the Maravai Parties or to require the Maravai Parties to include such securities with the Shares registered pursuant to the Registration Statement, except those contracts, agreements and understandings described in the Time of Sale Prospectus and the Prospectus, all of which have been validly waived in connection with the issuance and sale of the Shares contemplated hereby.

(r) (i) Neither the Maravai Parties nor any of their respective subsidiaries or affiliates, or any director or officer thereof or, to the knowledge of the Maravai Parties, any other employee, agent or representative of the Maravai Parties or of any of their respective subsidiaries or affiliates, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Maravai Parties and each of their respective subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Maravai Parties nor any of their respective subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(s) The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(t) (i) Neither the Maravai Parties nor any of their respective subsidiaries, or any director, or officer thereof, or, to the knowledge of the Maravai Parties, any other employee, agent, affiliate or representative of the Maravai Parties or any of their respective subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject or target of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject or target of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii) The Maravai Parties will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject or target of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Maravai Parties and each of their respective subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(u) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Maravai Parties and their respective subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Maravai Parties have not purchased any class of outstanding capital stock or membership interests, nor declared, paid or otherwise made any dividend or distribution of any kind on any class of capital stock or membership interests other than ordinary and customary dividends; and (iii) there has not been any material change in any class of capital stock or membership interests, short-term debt or long-term debt of the Maravai Parties and their respective subsidiaries, taken as a whole.

(v) The Maravai Parties and each of their respective subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Maravai Parties and their respective subsidiaries, except to the extent that the failure to have good and marketable title to any real or personal property would not reasonably be expected to have a material adverse effect on the Maravai Parties and their respective subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as would not reasonably be expected to have a material adverse effect on the Maravai Parties and their respective subsidiaries taken as a whole; and any real property and buildings held under lease by the Maravai Parties and their respective subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by Maravai Parties and their respective subsidiaries.

(w) Except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or as would not, singly or in the aggregate, have a material adverse effect on the Maravai Parties and their respective subsidiaries taken as a whole, (i) the Maravai Parties and their respective subsidiaries own or have a valid and enforceable license to use all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, domain names, social media identifiers and accounts, software and all other worldwide intellectual property and similar proprietary rights (including all registrations and applications for registration of, all rights to claim priority under (including under the Paris Convention) and all goodwill associated with, any of the foregoing) (collectively, “Intellectual Property Rights”) used or held for use in any material respect in, or reasonably necessary for, the conduct of their respective businesses as now conducted by them, and as proposed to be conducted in the Registration Statement, the Time of Sale Prospectus or the Prospectus; (ii) the Maravai Parties and their respective subsidiaries solely and exclusively own all Intellectual Property Rights owned or purported to be owned by any of them and hold all of their respective rights under all Intellectual Property Rights owned by, or licensed to, any of them free and clear of all liens, encumbrances and defects, (iii) all Intellectual Property Rights owned by any of the Maravai Parties or any of their respective subsidiaries and, to the knowledge of the Maravai Parties, the Intellectual Property Rights exclusively licensed to any of the Maravai Parties or any of their respective subsidiaries, are valid, subsisting and enforceable, and there is no pending or, to the knowledge of the Maravai Parties, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of, or any rights of any of the Maravai Parties or any of their respective subsidiaries in, any such Intellectual Property Rights; (iv) none of the Maravai Parties or any of their respective subsidiaries has received any notice, or is party to any action, suit, proceeding or claim, alleging any infringement, misappropriation or other violation of any Intellectual Property Rights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Maravai Parties and their respective subsidiaries, taken as a whole, and to the knowledge of the Maravai Parties, no such action, suit, proceeding or claim is threatened; (v) to the knowledge of the Maravai Parties, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by or exclusively licensed to any of the Maravai Parties or any of their respective subsidiaries in any material respect, and there is no pending, or the knowledge of the Maravai Parties, threatened action, suit, proceeding or claim based on the foregoing; (vi) none of the Maravai Parties, any of their respective subsidiaries or any of their respective businesses as now conducted and as proposed to be conducted in the Registration Statement, the Time of Sale Prospectus or the Prospectus infringe, misappropriate or otherwise violate, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights of any third party in any material respect; (vii) all Persons (including employees or contractors) engaged in the development of any material Intellectual Property Rights on behalf of any of the Maravai Parties or any of their respective subsidiaries have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Maravai Parties or their applicable subsidiary, and to the knowledge of the Maravai Parties, no such agreement has been breached or violated; and (viii) the Maravai Parties and their respective subsidiaries use, and have used, commercially reasonable efforts in accordance with customary industry practice to maintain and protect all Intellectual Property Rights owned by them, including maintenance and protection of all information intended to be maintained as a trade secret.

(x) Except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, (i) the Maravai Parties and each of their respective subsidiaries have complied, and are presently in compliance, in all material respects with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal, disclosure or other processing by any of the Maravai Parties or any of their respective subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data and information, “Personal Data”); (ii) none of the Maravai Parties or any of their respective subsidiaries have received any notification of or complaint regarding, and are unaware of any other facts that, individually or in the aggregate, would reasonably indicate, non-compliance in any material respect with any Data Security Obligation; and (iii) there is no action, suit, proceeding or claim by or before any court or governmental agency, authority or body pending, or to the knowledge of the Maravai Parties threatened, alleging non-compliance with any Data Security Obligation.

(y) Except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or as would not, singly or in the aggregate, have a material adverse effect on the Maravai Parties and their respective subsidiaries taken as a whole, (i) the Maravai Parties’ and each of their respective subsidiaries’ respective information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, technology, data and databases (including Personal Data and the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by or on behalf of any of the Maravai Parties or any of their respective subsidiaries) used in connection with the operation of any of their respective businesses (“IT Systems and Data”) are adequate for, and operate and perform as required in connection with, the operation of such businesses as they are currently conducted, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, in all material respects; (ii) the Maravai Parties and their respective subsidiaries have taken all technical and organizational measures necessary to protect the IT Systems and Data in all material respects, and without limiting the foregoing, the Maravai Parties and their respective subsidiaries have used commercially reasonable efforts in accordance with customary industry practice to establish and maintain, and have established, maintained, implemented and complied in all material respects with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans, consistent with industry standards and practices, that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any of the IT Systems and Data (“Breach”) and (iii) there has been no Breach, and the Maravai Parties and their respective subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any Breach.

(z) No material labor dispute with the employees of the Maravai Parties or any of their respective subsidiaries exists, or, to the knowledge of the Maravai Parties, is imminent; and the Maravai Parties are not aware of any existing, threatened or imminent labor disturbance by the employees of any of their principal suppliers, manufacturers or contractors that could, singly or in the aggregate, have a material adverse effect on the Maravai Parties and their respective subsidiaries, taken as a whole.

(aa) The Maravai Parties and each of their respective subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither of the Maravai Parties nor any of their respective subsidiaries has been refused any insurance coverage sought or applied for; and neither of the Maravai Parties nor any of their respective subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, have a material adverse effect on the Maravai Parties and their respective subsidiaries, taken as a whole.

(bb) The Maravai Parties and each of their respective subsidiaries possess all certificates, authorizations, licenses, consents, approvals, permits and other regulatory authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus, except to the extent that the failure to possess such certificates, authorizations, licenses, consents, approvals, permits and other regulatory authorizations would not be material to the Maravai Parties and their subsidiaries, taken as a whole, and neither of the Maravai Parties nor any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Maravai Parties and their respective subsidiaries, taken as a whole. The Maravai Parties and each of their respective subsidiaries (i) is, and at all times has been, in compliance with all applicable statutes, rules and regulations and policies of the U.S. Department of Agriculture, the U.S. Department of Health and Human Services, including Centers for Disease Control and Prevention, the Food and Drug Branch of the California Department of Public Health, the California Department of Toxic Substances Control and other applicable U.S. and foreign regulatory authorities (collectively, the “Regulatory Authorities”), including, without limitation:

(A) all applicable federal, state, local and foreign health care laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), all applicable federal, state, local and all foreign criminal laws relating to health care fraud and abuse, including but not limited to the U.S. False Statements Law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion law (42 U.S.C. Section 1320a-7), the statutes, regulations and directives of applicable government funded or sponsored healthcare programs, and the regulations promulgated pursuant to such statutes;

(B) the Standards for Privacy of Individually Identifiable Health Information, the Security Standards, and the Standards for Electronic Transactions and Code Sets promulgated under HIPAA, the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), and the regulations promulgated thereunder and any state or non-U.S. counterpart thereof or any other law or regulation the purpose of which is to protect the privacy of individuals or prescribers;

(C) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010, the regulations promulgated thereunder;

(D) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; and

(E) all other local, state, federal, national, supranational and foreign laws, rules, regulations and policies, relating to the regulation of the Maravai Parties or any of their respective subsidiaries and the ownership, testing, development, manufacture, registration, investigational use, premarket clearance, licensure, application approval, packaging, processing, use, distribution, marketing, labeling, promotion, advertising, sale, offer for sale, storage, import, export or disposal of any product, or product under development, manufactured or distributed by the Maravai Parties or any of their respective subsidiaries; (clauses (A) through (E), collectively, “Applicable Laws”);

and (ii) has not received any written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any Regulatory Authority, governmental authority, court or arbitrator alleging or asserting non-compliance with (x) any Applicable Laws or (y) any certificates, authorizations and permits required by any such Applicable Laws, except in each of cases (i) and (ii) where such noncompliance would not, singly or in the aggregate, have a material adverse effect on the Maravai Parties and their respective subsidiaries, taken as a whole.

(cc) There are no material U.S. Food and Drug Administration (FDA) rules or regulations or other statutes, rules, regulations or policies that are applicable to the businesses of the Maravai Parties or their respective subsidiaries which are not described in the Registration Statement, the Time of Sale Prospectus or the Prospectus; and the statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption: “Government Regulation” are true and correct in all material respects.

(dd) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Time of Sale Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(ee) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is sponsored, maintained, administered or contributed to by the Maravai Parties or any of their respective subsidiaries has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) none of the Maravai Parties, any of their respective subsidiaries nor any member of their respective “Controlled Groups” (defined as any trade or business, whether or not incorporated, that would be regarded as a single employer with the Maravai Parties under Section 414 of the Code) (x) has ever sponsored, maintained, contributed to or has had any obligation to contribute to, any employee benefit plan that is subject to Title IV of ERISA or any “multiemployer plan” as defined in Section 3(37) of ERISA or (y) has incurred, or reasonably expects to incur, any liability under Title IV of ERISA.

(ff) The financial statements included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly in all material respects the consolidated financial position of Maravai Topco Holdings, LLC and its subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in Maravai Topco Holdings, LLC’s quarterly financial statements. The other financial information included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of Maravai Topco Holdings, LLC or Maravai LifeSciences Holdings, Inc. and their respective consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The pro forma financial statements and the related notes thereto included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the Maravai Parties believe that the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The statistical, industry-related and market-related data included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Maravai Parties reasonably and in good faith believe are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.

(gg) Ernst & Young LLP, who have certified certain financial statements of the Maravai Parties and their respective subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Maravai Parties within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(hh) Except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, the Maravai Parties and each of their respective subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Maravai Parties’ most recent audited fiscal year, there has been (i) no material weakness in the Maravai Parties’ internal control over financial reporting (whether or not remediated) and (ii) no change in the Maravai Parties’ internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Maravai Parties’ internal control over financial reporting.

(ii) The Maravai Parties have not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(jj) The Registration Statement, the Prospectus, the Time of Sale Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Time of Sale Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

(kk) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

(ll) The Company has not offered, or caused Morgan Stanley or any Morgan Stanley Entity as defined in Section 10 to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Maravai Parties to alter the customer’s or supplier’s level or type of business with the Maravai Parties, or (ii) a trade journalist or publication to write or publish favorable information about the Maravai Parties or their products.

(mm) The Maravai Parties and each of their respective subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, have a material adverse effect on the Maravai Parties and their subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, singly or in the aggregate, have a material adverse effect on the Maravai Parties and their subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Maravai Parties), and no tax deficiency has been determined adversely to the Maravai Parties or any of their respective subsidiaries which, singly or in the aggregate, has had (nor do the Maravai Parties or any of their respective subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Maravai Parties or their respective subsidiaries and which could reasonably be expected to have) a material adverse effect on the Maravai Parties and their subsidiaries, taken as a whole.

(nn) From the time of initial confidential submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(oo) The Maravai Parties (i) have not alone engaged in any Testing-the-Waters Communication with any person other than Testing-the-Waters Communications with the consent of the Representatives with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are reasonably believed to be accredited investors within the meaning of Rule 501 under the Securities Act and (ii) have not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Maravai Parties reconfirm that the Representatives have been authorized to act on their behalf in undertaking Testing-the-Waters Communications. The Maravai Parties have not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act other than those listed on Schedule III hereto. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.

(pp) As of the Applicable Time, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Testing-the-Waters

Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $25.5150 a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 9,000,000 Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

4. Terms of Public Offering. The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable. The Company is further advised by the Representatives that the Shares are to be offered to the public initially at $27.00 a share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $0.8910 a share under the Public Offering Price.

5. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on November 24, 2020, or at such other time on the same or such other date, not later than December 2, 2020, as shall be designated in writing by Morgan Stanley. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than January 5, 2021, as shall be designated in writing by the Representatives.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representatives shall request not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6. Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:00 p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission;

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Maravai Parties or any of their respective subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(iii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Maravai Parties and their respective subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) Prior to the Closing Date:

(i) the Transactions shall have been duly consummated at the respective times and on the terms contemplated by this Agreement, the Time of Sale Prospectus and the Prospectus; and

(ii) the Representatives shall have received a copy of the amended and restated charter of the Company certified by the Secretary of State of the State of Delaware, along with executed copies of the Consents and Waivers, the Maravai Topco Holdings, LLC Amendment, the Tax Receivables Agreement, the Exchange Agreement, the Registration Rights Agreement and such other evidence that the Transactions have been consummated as the Representatives may reasonably request.

(c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of each of the Maravai Parties, to the effect set forth in Sections 6(a)(i) and 6(a)(ii) above and to the effect that the representations and warranties of the Maravai Parties contained in this Agreement are true and correct as of the Closing Date; and that the Maravai Parties have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date.

The officer or officers signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(d) The Underwriters shall have received on the Closing Date (i) an opinion and (ii) a negative assurance letter of Kirkland & Ellis LLP (“Kirkland & Ellis”), outside counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(e) The Underwriters shall have received on the Closing Date an opinion of Kilpatrick Townsend & Stockton LLP (“Kilpatrick Townsend”), outside intellectual property counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(f) The Underwriters shall have received on the Closing Date (i) an opinion and (ii) a negative assurance letter of Davis Polk & Wardwell LLP (“Davis Polk”), counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

The opinion and negative assurance letter of Kirkland & Ellis described in Section 6(d) and the opinion of Kilpatrick Townsend described in Section 6(e) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Representatives, from Ernst & Young LLP, an independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a certificate dated the date hereof or the Closing Date, as the case may be, and signed by the chief financial officer of the Company, in his capacity as such, with respect to certain financial and accounting information in the Registration Statement, the Time of Sale Prospectus and the Prospectus, in form and substance reasonably satisfactory to the Representatives.

(i) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and certain securityholders, officers and directors of the Maravai Parties relating to restrictions on sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representatives on or before the date hereof (the “Lock-up Agreements”), shall be in full force and effect on the Closing Date.

(j) The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of the following:

(i) a certificate, dated the Option Closing Date and signed by an executive officer of each of the Maravai Parties, confirming that the certificate delivered on the Closing Date pursuant to Section 6(c) hereof remains true and correct as of such Option Closing Date;

(ii) an opinion and negative assurance letter of Kirkland & Ellis, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion and negative assurance letter required by Section 6(d) hereof;

(iii) an opinion of Kilpatrick Townsend, outside intellectual property counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(e) hereof;

(iv) an opinion and negative assurance letter of Davis Polk, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion and negative assurance letter required by Section 6(f) hereof;

(v) a letter dated the Option Closing Date, in form and substance satisfactory to the Representatives, from Ernst & Young LLP, an independent registered public accounting firm, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(g) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date;

(vi) a certificate, dated the Option Closing Date and signed by the chief financial officer of the Company, substantially in the same form and substance as the certificate delivered to the Underwriters pursuant to Section 6(h) hereof; and

(vii) such other documents as the Representatives may reasonably request with respect to the good standing of the Maravai Parties and their respective subsidiaries, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7. Covenants of the Maravai Parties. Each of the Maravai Parties covenants with each Underwriter as follows, as applicable:

(a) To furnish to the Representatives, without charge, five signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request; provided, however, that nothing contained herein shall require the Maravai Parties to qualify to do business in any jurisdiction, to execute or file a general consent to service of process in any jurisdiction or to subject themselves to taxation in any jurisdiction in which they are not otherwise subject.

(h) To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(j) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all documented printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the documented cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in

Section 7(g) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, provided that the amount payable by the Company with respect to fees and disbursements of counsel for the Underwriters pursuant to this subsection (iii) shall not exceed $10,000, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA; provided that the amount payable by the Company with respect to fees and disbursements of counsel for the Underwriters pursuant to this subsection (iv) shall not exceed $50,000, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq Global Select Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Maravai Parties relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Maravai Parties, travel and lodging expenses of the representatives and officers of the Maravai Parties and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, (x) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program and (xi) all other costs and expenses incident to the performance of the obligations of the Maravai Parties hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution”, Section 10 entitled “Directed Share Program Indemnification” and the last paragraph of Section 12 below, the Underwriters will pay (A) 50% of the cost of any aircraft chartered in connection with the road show (with the Company paying the remaining 50% of the cost of such aircraft) and (B) all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(k) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Securities Act and (ii) completion of the Restricted Period (as defined in this Section 7).

(l) If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Maravai Parties will promptly notify the Representatives and will promptly amend or supplement, at their own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(m) The Company will deliver to each Underwriter (or its agent), on or prior to the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

(n)

(i) Each of the Maravai Parties also covenants with each Underwriter that, without the prior written consent of at least two of the Representatives (provided that each Representative shall have been informed of and given a reasonable opportunity to give or withhold consent to any such waiver request) (such consent and notice, the “Requisite Consent”) on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period ending on and including the 180th day after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (collectively, “Lock-Up Securities”), including units of Maravai Topco Holdings, LLC (the “Units”), or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other Lock-Up Securities, in cash or otherwise or (3) file or confidentially submit any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

(ii) The restrictions contained in the preceding Section 7(n)(i) shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof as described in the Time of Sale Prospectus, (C) the issuance of shares, and options to purchase shares, of Common Stock and restricted stock units pursuant to stock option plans, stock purchase or other equity incentive plans described in the Time of Sale Prospectus, as those plans are in effect on the date of this Agreement or the Closing Date, as applicable, (D) the sale or issuance of or entry into an agreement providing for the sale or issuance of Common Stock or securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive Common Stock in connection with (x) the acquisition by the Company or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, and the issuance of any Common Stock or securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive Common Stock pursuant to any such agreement or (y) the Company’s joint ventures, commercial relationships and other strategic transactions, provided that the aggregate number of shares of Common Stock securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive Common Stock that the Company may sell or issue or agree to sell or issue pursuant to this clause (D) shall not exceed 7.5% of the total number of shares of Common Stock outstanding as of the Closing Date immediately following the completion of the transactions contemplated by this Agreement to be completed as of that date, including the Transactions, and provided further that all recipients of any such securities shall enter into a “lock-up” agreement, substantially in the form of Exhibit A hereto covering the remainder of the Restricted Period, (E) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Class A Common Stock, provided that (i) such plan does not provide for the transfer of Class A Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Class A Common Stock may be made under such plan during the Restricted Period, or (F) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any compensation benefit plan described in clause (C).

(iii) If the Representatives, in their sole discretion, give the Requisite Consent to release or waive the restrictions on the transfer of Shares set forth in a Lock-up Agreement for an officer or director of the

Maravai Parties and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

(o) To enforce the terms of all existing agreements, plans and arrangements restricting the transfer by any holder of such holder’s Lock-Up Securities following the public offering and sale of the Shares contemplated hereby, including, without limitation, all other “market standoff,” “holdback” or similar agreements or provisions, applicable to the Common Stock or other Lock-Up Securities (the “Company Transfer Restrictions”), the Company shall issue stop-transfer instructions to the transfer agent with respect to any transaction that would constitute a breach of, or default under, the Company Transfer Restrictions. During the Restricted Period, the Company shall enforce and not waive or amend, such Company Transfer Restrictions and stop transfer instructions unless the Company shall have obtained the Requisite Consent of the Representatives; provided that this Section 7(o) shall not prohibit the Company from effecting a waiver or amendment to permit a transfer of Lock-Up Securities which is permissible under the terms of the lock-up letters described in Section 6(i) hereof.

8. Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Maravai Parties not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

9. Indemnity and Contribution. (a) The Maravai Parties jointly and severally agree to indemnify and hold harmless each Underwriter, its directors, officers, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter participating in the offering within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Maravai Parties in writing by such Underwriter through the Representatives expressly for use therein; it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the information described as such in paragraph (b) below.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Maravai Parties, each of their directors, their officers who sign the Registration Statement and each person, if any, who controls such Maravai Party within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Maravai Parties to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Maravai Parties in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the following information under the caption “Underwriters” in the Time of Sale Prospectus and the Prospectus: the concession and reallowance figures in the third paragraph, the information regarding sales to discretionary accounts in the eighth paragraph, the information regarding stabilization and short positions in the fourteenth paragraph and the information regarding internet distributions in the sixteenth paragraph.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or one party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the other party or or (iii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 9(a), and by the Maravai Parties, in the case of parties indemnified pursuant to Section 9(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Maravai Parties on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the Maravai Parties on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Maravai Parties on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Maravai Parties on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Maravai Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) Each of the Maravai Parties and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Maravai Parties contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, the directors, officers, employees and agents of each Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Maravai Parties, their officers or directors or any person controlling the Maravai Parties and (iii) acceptance of and payment for any of the Shares.

10. Directed Share Program Indemnification. (a) The Maravai Parties jointly and severally agree to indemnify and hold harmless Morgan Stanley, each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities

Act or Section 20 of the Exchange Act and each affiliate of Morgan Stanley within the meaning of Rule 405 of the Securities Act (“Morgan Stanley Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Maravai Parties for distribution to Participants in connection with the Directed Share Program or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) that arise out of, or are based upon, the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

(b) In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 10(a), the Morgan Stanley Entity seeking indemnity, shall promptly notify the Maravai Parties in writing and the Maravai Parties, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Maravai Parties may designate in such proceeding and shall pay the reasonable and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Maravai Parties shall have agreed in writing to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the Maravai Parties and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or one party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the other party or (iii) the Maravai Parties have failed within a reasonable time to retain counsel reasonably satisfactory to the Morgan Stanley Entities. The Maravai Parties shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such separate firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. The Maravai Parties shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Maravai Parties jointly and severally agree to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a

Morgan Stanley Entity shall have requested the Maravai Parties to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Maravai Parties jointly and severally agree that they shall be liable for any settlement of any proceeding effected without their written consent if (i) such settlement is entered into more than 30 days after receipt by the Maravai Parties of the aforesaid request and (ii) the Maravai Parties shall not have reimbursed the Morgan Stanley Entity in accordance with such request prior to the date of such settlement. The Maravai Parties shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement (i) includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any Morgan Stanley Entity.

(c) To the extent the indemnification provided for in Section 10(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Maravai Parties in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Maravai Parties on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 10(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(c)(i) above but also the relative fault of the Maravai Parties on the one hand and of the Morgan Stanley Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Maravai Parties on the one hand and the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Maravai Parties on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Maravai Parties or by the Morgan Stanley Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Maravai Parties and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(c). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e) The indemnity and contribution provisions contained in this Section 10 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Maravai Parties, their officers or directors or any person controlling the Maravai Parties and (iii) acceptance of and payment for any of the Directed Shares.

11. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

12. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Maravai Parties to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Maravai Parties shall be unable to perform its obligations under this Agreement, the Maravai Parties will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

13. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this

Agreement) that relate to the offering of the Shares, represents the entire agreement between the Maravai Parties and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Maravai Parties acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Maravai Parties or any other person, (ii) the Underwriters owe the Maravai Parties only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Maravai Parties, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Maravai Parties waive to the full extent permitted by applicable law any claims either of them may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

14. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

16. Applicable Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the internal laws of the State of New York. The Maravai Parties irrevocably submit to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement or the offering of the Shares (each, a “Related Proceeding”). The Maravai Parties irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Maravai Parties have or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Maravai Parties irrevocably waive, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; in care of Jefferies LLC, 520 Madison Avenue, New York, New York 10022; Attention: General Counsel; and in care of Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and if to the Maravai Parties shall be delivered, mailed or sent to the Company at Maravai LifeSciences Holdings, Inc., 10770 Wateridge Circle Suite 200, San Diego, California 92121, Attention: Eric Tardif.

[Signature Pages Follow]

Very truly yours,

MARAVAI LIFESCIENCES HOLDINGS, INC.

By:	/s/ Kevin Herde
	Name:	Kevin Herde
	Title:	Chief Financial Officer

MARAVAI TOPCO HOLDINGS, LLC

By:	/s/ Kevin Herde
	Name:	Kevin Herde
	Title:	Chief Financial Officer

Accepted as of the date hereof

MORGAN STANLEY & CO. LLC JEFFERIES LLC GOLDMAN SACHS & CO. LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

MORGAN STANLEY & CO. LLC

By:	/s/ Kalli Dircks
	Name:	Kalli Dircks
	Title:	Executive Director

JEFFERIES LLC

By:	/s/ Réal Leclerc
	Name:	Réal Leclerc
	Title:	Managing Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Elizabeth Wood
	Name:	Elizabeth Wood
	Title:	Managing Director, Goldman Sachs Investment Banking Division

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC	16,090,915
Jefferies LLC	13,363,636
Goldman Sachs & Co. LLC	13,363,636
BofA Securities, Inc.	3,545,454
Credit Suisse Securities (USA) LLC	3,545,454
UBS Securities LLC	3,545,454
Robert W. Baird & Co. Incorporated	1,636,363
William Blair & Company, L.L.C.	1,636,363
Stifel, Nicolaus & Company, Incorporated	1,500,000
KeyBanc Capital Markets Inc.	1,090,909
Academy Securities, Inc.	170,454
Loop Capital Markets LLC	170,454
Penserra Securities LLC	170,454
Tigress Financial Partners LLC	170,454

Total:	60,000,000

I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary prospectus issued November 13, 2020

2.	Orally communicated pricing information:

Firm Shares:	60,000,000

Additional Shares:	9,000,000

Public Offering Price:	$27.00 per share

II-1

SCHEDULE III

Written Testing-the-Waters Communication

None.

III-1

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

November 13, 2020

Morgan Stanley & Co. LLC

Jefferies LLC

Goldman Sachs & Co. LLC

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

c/o Jefferies LLC

520 Madison Avenue

New York, NY 10022

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC, Jefferies LLC and Goldman Sachs & Co. LLC (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Maravai LifeSciences Holdings, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of shares (the “Shares”) of the Class A common stock, par value $0.01 per share, of the Company (the “Class A Common Stock”). As used herein, the term “Common Stock” refers to shares of the Company’s Class A Common Stock and Class B common stock, par value $0.01 per share.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of at least two of the Representatives (provided that each Representative shall have been informed of and given a reasonable opportunity to give or withhold consent to any such waiver request) (such consent and notice, the “Requisite Consent”) on behalf of the Underwriters, it will not, and will not publicly disclose an intention to or cause any of its affiliates to, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock (collectively, “Lock-Up Securities”), including units of Maravai Topco Holdings, LLC (the “Units”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other Lock-Up Securities, in cash or otherwise. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any Lock-Up Securities, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned. The foregoing restrictions shall not apply to (a) transactions relating to shares of Class A Common Stock acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Class A Common Stock in such open market transactions; (b) transfers of Lock-Up Securities (i) as a bona fide gift or gifts, (ii) to any immediate family member of the undersigned, or any of its affiliates, or any trust for the direct or indirect benefit of the undersigned, or any of its affiliates (for the purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), (iii) to a corporation, partnership, limited liability company, trust or other entity of which the undersigned, or any of its affiliates, and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests, or (iv) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iii) above; (c) distributions of Lock-Up Securities to (i) a partner, member or stockholder, as the case may be, of such partnership, limited liability company or corporation, (ii) any wholly-owned subsidiary of the undersigned, (iii) an affiliate (as such term is defined in Rule 405 of the Securities Act of 1933, as amended) of the undersigned or (iv) if a transferee referred to in clauses (i) through (iii) above is not a natural person, any direct or indirect partner, member or shareholder of such transferee until the Lock-Up Securities come to be held by a natural person; provided that in the case of any transfer pursuant to clause (b)(i), (i) each donee or transferee shall sign and deliver a lock-up agreement substantially in the form of this agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period (other than a filing on a Form 5 that shall clearly indicate in the footnotes thereto the nature and conditions of such transfer, that such transfer is not for value and that the Lock-Up Securities subject to such transfer remain subject to restrictions set forth herein), provided further that in the case of any transfer or distribution pursuant to clause (b)(ii), (b)(iii), or (c), (i) each transferee or distributee shall sign and deliver a lock-up agreement substantially in the form of this agreement; provided that with respect to any related series of transfers or distributions to transferees or distributees otherwise permitted under such clauses that are deemed to occur simultaneously, only the ultimate transferee or distributee in such series shall be required to sign and deliver such a lock-up agreement, and (ii) if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting such transfer during the Restricted Period, the undersigned shall clearly indicate in the footnotes thereto the nature and conditions of such transfer, that such transfer is not for value and that the Lock-Up Securities subject to such transfer remain subject to restrictions set forth herein; (d) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Class A Common Stock, provided that (i) such plan does not provide for the transfer of Class A Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Class A Common Stock may be made under such plan during the Restricted Period; (e) transfer of Lock-Up Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction or transactions made to all or substantially all holders of the Company’s Common Stock and approved by the board of directors of the Company the result of which is that any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), shall or would become, after giving effect to such transaction or transactions, the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of the voting securities of the Company), provided that in the event that such tender offer, merger, consolidation or other such transaction or transactions shall not be completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this agreement during the Restricted Period; (f)(i) as a result of the operation of law, or pursuant to an order of a court (including a domestic order, divorce settlement, divorce decree or separation agreement) or regulatory agency or (ii) by will, other testamentary document or intestate succession, provided that no filing by the undersigned or any party (transferor or transferee) under the Exchange Act, or other public announcement, shall be required or shall be voluntarily made in connection with any such transfer during the Restricted Period (other than a filing on a Form 5 that shall disclose that such transfer was a result of the operation of law, or pursuant to an order of a court or regulatory agency or by will, other testamentary document or intestate succession); (g) the repurchase of Lock-Up Securities by the Company pursuant to equity award agreements or other contractual arrangements providing for the right of said repurchase in connection with the termination of the undersigned’s employment or service with the Company, provided that no filing by the undersigned under the Exchange Act, or other public announcement, shall be voluntarily made in connection with any such transfer, and if the undersigned is required to file a report under the Exchange Act related thereto during the Restricted Period, such report shall disclose that such transfer was a result of the repurchase of the Lock-Up Securities or such other securities by the Company pursuant to equity award agreements or other contractual arrangements in connection with the termination of the undersigned’s employment or service with the Company; (h) pursuant to the exercise of an option to purchase Lock-Up Securities in connection with the termination or expiration of such option pursuant to its terms, provided that (1) such option was granted pursuant to a

Company stock option plan or other equity incentive plan described in the registration statement on Form S-1 related to the Public Offering and the Prospectus, (2) any Lock-Up Securities received upon such exercise shall be subject to the terms of this agreement and (3) no filing under Section 16(a) of the Exchange Act or other public filing, report or announcement reporting a reduction in the aggregate beneficial ownership of the Lock-Up Securities shall be required or shall be voluntarily made during the period beginning on the date hereof and continuing to and including the date that is 90 days after the date of the Prospectus, and after such 90-day period, if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in the aggregate beneficial ownership of the Lock-Up Securities during the Restricted Period, the undersigned shall clearly indicate in the footnotes thereto that the Lock-Up Securities issuable upon such exercise are subject to the terms of this agreement and that the filing relates to the circumstances described in this clause (i), and no other public filing or announcement shall be required or shall be made voluntarily in connection with such exercise; (i) to the Company (x) pursuant to the exercise, on a “cashless” or “net exercise” basis, of any option to purchase Lock-Up Securities granted by the Company pursuant to stock option or equity incentive plans described in the Prospectus, or (y) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase Lock-Up Securities or the vesting of any equity awards granted by the Company pursuant to stock option or equity incentive plans described in the Prospectus, provided that no filing by the undersigned or any party (transferor or transferee) under the Exchange Act, or other public announcement, shall be voluntarily made in connection with any such transfer, and if the undersigned is required to file a report under the Exchange Act related thereto during the Restricted Period, such report shall disclose that such transfer was a result of the exercise, on a “cashless” or “net exercise” basis, of any option to purchase Lock-Up Securities granted by the Company pursuant to stock option or equity incentive plans described in the Prospectus, or for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase Securities or the vesting of any equity awards granted by the Company pursuant to stock option or equity incentive plans described in the Prospectus; and (j) in any exchange of Units and a corresponding number of shares of the Company’s Class B common stock into or for shares of Class A Common Stock (or securities convertible into or exercisable or exchangeable for Class A Common Stock) in a manner consistent with the provisions therefor set forth in the Prospectus; provided that to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the exchange, such announcement or filing shall include a statement to the effect that such exchange occurred pursuant to the exchange agreement by and among the Company, Maravai Topco Holdings, LLC and Maravai Life Sciences Holdings, LLC, and no transfer of the shares of Class A Common Stock or other securities received upon exchange may be made during the Restricted Period. In addition, the undersigned agrees that, without the Requisite Consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock, Units or any other security convertible into or exercisable or exchangeable for Common Stock, provided that, for the avoidance of doubt, to the extent the undersigned has demand and/or piggyback registration rights, the foregoing shall not prohibit the undersigned from notifying the Company privately that it is or will be exercising its demand and/or piggyback registration rights following the expiration of the Restricted Period and undertaking preparations related thereto. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering.

If the undersigned is an officer or director of the Company, (i) the Representatives on behalf of the Underwriters agree that, at least three business days before the effective date of any Requisite Consent to release or waive the foregoing restrictions in connection with a transfer of shares of Class A Common Stock or other Lock-Up Securities, the Representatives on behalf of the Underwriters will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any Requisite Consent to release or waive the foregoing restrictions in connection with a transfer of shares of Class A Common Stock or other Lock-Up Securities, granted by the Representatives on behalf of the Underwriters hereunder to any such officer or director, shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

The undersigned hereby consents to receipt of this agreement in electronic form and understands and agrees that this agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission evidencing an intent to sign this agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This agreement shall automatically terminate and be of no further effect upon the earliest to occur, if any, of: (i) the date of filing with the SEC of a notice of withdrawal of the registration statement on Form S-1 related to the Public Offering pursuant to Rule 477 promulgated under the Securities Act of 1933, as amended, prior to its effectiveness, (ii) the date that the Company advises the Representatives in writing prior to the execution of the Underwriting Agreement that it has determined not to proceed with the Public Offering, (iii) the date that the Underwriting Agreement (other than the provisions thereof that survive termination) terminates or is terminated prior to payment for and delivery of any Shares to be sold thereunder, and (iv) December 31, 2020, in the event that the Underwriting Agreement has not been executed on or before that date.

This agreement and any claim, controversy or dispute arising under or related to this agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page follows]

Very truly yours,

IF A NATURAL PERSON:	IF AN ENTITY OR TRUST:

By:
(please print complete name of entity)

(duly authorized signature)

Name:	By:

(please print full name)	(duly authorized signature)

Name:

(please print full name)
Title:
(please print full title)
Address:	Address:

E-mail:	E-mail:

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

                    , 20

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to the represenatives of the several underwriters in connection with the offering by Maravai LifeSciences Holdings, Inc. (the “Company”) of                  shares of Class A common stock, $0.01 par value per share (the “Class A Common Stock”), of the Company and the lock-up agreement dated                     , 20     (the “Lock-up Agreement”), executed by you in connection with such offering, and your request for a [waiver] [release] dated                     , 20    , with respect to                      shares of Common Stock (the “Shares”).

[Morgan Stanley & Co. LLC, Jefferies LLC and Goldman Sachs & Co. LLC] hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Agreement, but only with respect to the Shares, effective                     , 20    ; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Agreement shall remain in full force and effect.

B-1

Very truly yours,

Morgan Stanley & Co. LLC
Jefferies LLC
Goldman Sachs & Co. LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I to the Underwriting Agreement

Morgan Stanley & Co. LLC

By:
Name:
Title:

Jefferies LLC

By:
Name:
Title:

Goldman Sachs & Co. LLC

By:
Name:
Title:

cc: Company

B-2

FORM OF PRESS RELEASE

Maravai LifeSciences Holdings, Inc.

[Date]

Maravai LifeSciences Holdings, Inc. (the “Company”) announced today that Morgan Stanley & Co. LLC, Jefferies LLC and Goldman Sachs & Co. LLC, the lead book-running managers in the Company’s recent public sale of                  shares of its Class A common stock, is [waiving][releasing] a lock-up restriction with respect to                  shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on                     , 20     , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

B-3